SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                       EVEREST REINSURANCE HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies: N/A

     (2)  Aggregate number of securities to which transaction applies: N/A

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          pursuant to Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     (4)  Proposed maximum aggregate value of transaction: N/A

     (5)  Total fee paid: N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Checkbox if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     (4)  Date Filed: N/A

                       EVEREST REINSURANCE HOLDINGS, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 19, 1998


TO THE STOCKHOLDERS OF EVEREST REINSURANCE HOLDINGS, INC.:

      The Annual Meeting of Stockholders of Everest Reinsurance Holdings, Inc., a Delaware corporation, will be held at the Company's corporate headquarters at Westgate Corporate Center, 477 Martinsville Road, Liberty Corner, New Jersey, on Tuesday, May 19, 1998 at 11:00 a.m., for the following purposes:

      1. To elect two Class II Directors of the Company, each for a three-year period to expire at the 2001 Annual Meeting of Stockholders.

      2. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

      Stockholders of record at the close of business on March 23, 1998 will be entitled to vote at the meeting. A list of such stockholders will be available at the time and place of the meeting and, during the 10 days prior to the meeting, at the office of the Secretary of the Company at Westgate Corporate Center, 477 Martinsville Road, Liberty Corner, New Jersey.

      You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy and return it promptly in the postage prepaid envelope provided for that purpose.


                                      By Order of the Board of Directors
                                      Janet Burak Melchione, Secretary

April 10, 1998
Liberty Corner, New Jersey

                       EVEREST REINSURANCE HOLDINGS, INC.

                                 PROXY STATEMENT

                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 19, 1998

      The enclosed Proxy is being solicited on behalf of the Board of Directors (the "Board") for use at the Annual Meeting of Stockholders of Everest Reinsurance Holdings, Inc., a Delaware corporation (the "Company"), to be held on May 19, 1998, and at any adjournment thereof. It may be revoked at any time before it is exercised by giving a later proxy, notifying the Secretary of the Company in writing, or voting in person at the Annual Meeting. All shares represented at the meeting by properly executed proxies will be voted as specified and, unless otherwise specified, will be voted for the election of directors.

      Only stockholders of record at the close of business on March 23, 1998 will be entitled to vote at the meeting. On that date 50,482,326 shares of common stock, par value $.01 per share, were outstanding and entitled to vote. Each share of common stock is entitled to one vote.

      This Proxy Statement, the attached Notice of Annual Meeting, the Annual Report of the Company for the year ended December 31, 1997 (including financial statements) and the enclosed Proxy Card are first being mailed to the Company's stockholders on or about April 10, 1998.

                      PROPOSAL NO. 1--ELECTION OF DIRECTORS

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES FOR THE BOARD OF DIRECTORS DESCRIBED BELOW. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. NOMINEES FOR DIRECTOR WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE NO EFFECT ON THE OUTCOME OF THE VOTE.

      The Company's Certificate of Incorporation provides for the division of the Board into three classes, with the directors in each class serving for a term of three years. At the Annual Meeting, two nominees for Class II director positions are to be elected to serve until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified. All of the nominees for election as Class II directors at this meeting, and all directors whose term of office will continue after the meeting, are currently directors of the Company. The Class III director positions will be subject to election at the 1999 Annual Meeting of Stockholders and the Class I directors will be subject to election at the 2000 Annual Meeting of Stockholders. It is not expected that any of the nominees will become unavailable for election as a director, but if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as the Company's Board of Directors shall recommend, unless the Board reduces the number of directors accordingly. There are no arrangements or understandings between any director and any other person pursuant to which such person was selected as a director or nominee. Messrs. Kenneth J. Duffy and Joseph V. Taranto, the two nominees for the Class II director positions, have been serving under interim election by the Board. Robert A. Mulderig, a Class II director serving under interim election by the Board since August 1, 1996, has decided not to stand for election to the Board when his term expires at the close of the 1998 Annual Meeting of Stockholders. The Board has, by resolution, reduced the number of directors constituting the Board of Directors from eight to seven effective with the expiration of Mr. Mulderig's term of office.

INFORMATION CONCERNING NOMINEES

      The following information has been furnished by the respective nominees for election of Class II directors for a term expiring in 2001.

      KENNETH J. DUFFY, 68, became a Class II director of the Company on March 12, 1996 and a director of Everest Reinsurance Company, a wholly-owned subsidiary of the Company ("Everest Re"), on March 13, 1996. Mr. Duffy is currently the Chairman of the Board of Commercial Union Corporation. Having been associated with that company for more than forty years, Mr. Duffy became its Chairman and Chief Executive Officer in 1993. He retired as Chief Executive Officer in January 1995 while retaining his responsibilities as Chairman. As of January 1995, he became a consultant to Commercial Union Plc with respect to United States, Canadian and Bermudian matters. Mr. Duffy is a director of Commercial Union Corporation, a director of Commercial Union Canada Holdings, Ltd. and the President and a director of Curepool (Bermuda) Ltd. He is also a vice president of the Insurance Institute of London, a fellow of the Institute of Risk Management and member of the advisory committee of the Conning Venture Capital Funds.

      JOSEPH V. TARANTO, 49, a Class II director, became Chairman of the Board and Chief Executive Officer of the Company and Everest Re on October 17, 1994 and served as President of both companies from December 1994 until Mr.
Gallagher's election as President on February 24, 1997. Mr. Taranto is the Chairman of Everest Re Ltd. Mr. Taranto was a director and President of
Transatlantic Holdings, Inc. and a director and President of Transatlantic Reinsurance Company and Putnam Reinsurance Company (both subsidiaries of Transatlantic Holdings, Inc.) from 1986 to 1994.

INFORMATION CONCERNING CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

      The following information has been furnished by those directors whose terms of office will continue after the 1998 Annual meeting and by the remaining executive officers.

      MARTIN ABRAHAMS, 65, became a Class I director of the Company on March 12, 1996 and a director of Everest Re, on March 13, 1996. Mr. Abrahams, currently retired, served with the accounting firm of Coopers & Lybrand L.L.P. from 1957 and was a partner in that firm from 1969 to 1995.

      JOHN R. DUNNE, 68, became a Class I director of the Company and a director of Everest Re on June 10, 1996. Mr. Dunne, an attorney and member of the bar of both New York and the District of Columbia, has since 1994 been counsel to the law firm of Whiteman, Osterman & Hanna in Albany, New York. Mr. Dunne is a director of Commercial Union Corporation of which Mr. Duffy is Chairman. Mr. Dunne was counsel to the Washington DC law firm of Bayh, Connaughton & Malone from 1993 to 1994. From 1990 to 1993, he served as an Assistant Attorney General for the United States Government, Department of Justice. From 1966 to 1989 Mr. Dunne served as a New York State Senator while concurrently practicing law as a partner in New York law firms.

      THOMAS J. GALLAGHER, 49, became a Class III director of the Company on March 13, 1996. Mr. Gallagher also serves as a director of Everest Re, having first been elected to that position in 1987. Elected President and Chief Operating Officer of both the Company and Everest Re on February 24, 1997, Mr. Gallagher had been Executive Vice President of both companies since December 1995 and a Senior Vice President of the Company since 1994 and of Everest Re since 1989. Since joining Everest Re in 1975, he has served as an underwriter in the facultative and treaty departments, as vice president in charge of the facultative department and as vice president in charge of the treaty casualty department. Mr. Gallagher currently serves as a director and Chairman of Everest National Insurance Company ("Everest National") and serves as a director and Chairman of Everest Insurance Company of Canada ("EVCAN") and as Chairman and Chief Executive Officer of Everest Indemnity Insurance Company ("Everest Indemnity").

      WILLIAM F. GALTNEY, JR., 45, became a Class III director of the Company on March 12, 1996 and a director of Everest Re on March 13, 1996. Since 1983, Mr. Galtney has been the Chairman and Chief Executive Officer of Healthcare Insurance Services, Inc., a managing general and surplus lines agency indirectly owned by The Galtney

Group, Inc. ("GGI"), a holding company 90% owned by Mr. Galtney and of which he is also Chairman and Chief Executive Officer. Mr. Galtney also serves as either the chairman or a director of various subsidiaries and affiliates of GGI. Mr. Galtney is also a director of Mutual Risk Management Ltd.

      ROBERT P. JACOBSON, 49, became a Class I director of the Company and a director of Everest Re on March 12, 1996. Mr. Jacobson is Senior Vice President, Chief Financial Officer and Treasurer of both companies. From January 31, 1994 to September 25, 1997, Mr. Jacobson served as Senior Vice President, Chief Financial Officer and Comptroller to both companies. He is responsible for the actuarial and comptrollers departments. Previously, Mr. Jacobson was with the accounting firm of Coopers & Lybrand L.L.P. until January 31, 1994 where he had been a partner since 1982 responsible for property and casualty insurance and reinsurance clients. He is also the Treasurer and a director of Everest National and Everest Indemnity, both wholly-owned subsidiaries of Everest Re.

      STEPHEN L. LIMAURO, 46, is an executive officer of the Company and became Comptroller of the Company on September 25, 1997. He served as Assistant Comptroller of Everest Re from June 20, 1988 until September 25, 1997. From May 1995 until September 1997, he was Vice President, Treasurer and Assistant Comptroller of the Company. Mr. Limauro is also a director and Comptroller of Everest National and Everest Indemnity. He also serves as director, Assistant Treasurer and Assistant Controller to EVCAN and he is Comptroller of Mt. McKinley Managers, L.L.C. ("Mt. McKinley"), whose parent is the Company.

      JANET BURAK MELCHIONE, 47, is an executive officer of the Company and became Vice President, General Counsel and Secretary of the Company upon its organization on November 11, 1993. She became a Senior Vice President of the Company and Everest Re on January 31, 1994. Ms. Melchione has served as General Counsel of Everest Re since 1985 and in 1986 was appointed Secretary. Ms. Melchione is Secretary of EVCAN and Assistant Secretary of Everest National, Everest Indemnity, Everest Re Ltd. and Mt. McKinley.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

      The Board conducts its business through its meetings and meetings of its committees. Four meetings of the Board were held in 1997. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which the director served. The Board currently maintains Audit and Compensation Committees. The Board does not maintain a nominating committee or other committee performing similar functions.

AUDIT COMMITTEE

      The Audit Committee was created by the Board of Directors on March 21, 1996. The principal purpose of the Audit Committee is to oversee the Company's financial reporting process, its system of internal controls, the audit process and the Company's ethics guidelines and to report to the full Board of Directors on the Committee's findings and recommendations. The Audit Committee relies upon appropriate Company financial and legal personnel and the Company's independent public accountants to review these internal controls, the Company's financial statements, audit findings and significant accounting and reporting issues.

      The current members of the Audit Committee are Mr. Abrahams, Mr. Duffy and Mr. Dunne, none of whom are employees or officers of the Company. Mr. Abrahams served as Chairman in 1997. Mr. Dunne was designated Chairman effective February 26, 1998. The Audit Committee held three meetings in 1997.

COMPENSATION COMMITTEE

      The Compensation Committee exercises authority with respect to all compensation and benefits afforded all officers at the Senior Vice President level and above, the Designated Executive Officers (as defined herein) and the Company's Comptroller, Secretary and Treasurer. The Compensation Committee also has oversight responsibilities for all of the Company's broad-based compensation and benefit programs, including administration of the Company's Annual Incentive Plan, the 1995 Stock Incentive Plan and the Chief Executive Officer's Bonus Plan.

      The current members of the Compensation Committee are Mr. Abrahams and Mr. Duffy, neither of whom are current or former employees or officers of the Company. Mr. Duffy has been designated to serve as Chairman. The Compensation Committee held three meetings and acted by unanimous written consent on one occasion in 1997.

COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the beneficial ownership of shares of common stock as of March 23, 1998 by the directors of the Company, by the designated executive officers listed in the Summary Compensation Table (the "Designated Executive Officers") and by all directors and the Designated Executive Officers of the Company as a group. Information in this table was furnished to the Company by the respective directors and Designated Executive Officers. Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting power and sole dispositive power with respect to the shares shown in the table to be owned by that person.

                                       Amount and Nature of  Percent of
Name of Beneficial Owner               Beneficial Ownership   Class(11)
-----------------------                --------------------   ---------
Martin Abrahams........................       4,364(1)            *
Kenneth J. Duffy.......................       3,664(2)            *
John R. Dunne..........................       3,484(3)            *
Thomas J. Gallagher....................      32,409(4)            *
William F. Galtney, Jr.................     198,553(5)            *
Robert P. Jacobson.....................      37,480(6)            *
Robert A. Mulderig.....................      16,963(7)            *
Joseph V. Taranto......................     420,142(8)            *
Stephen L. Limauro.....................       4,400(9)            *
Janet B. Melchione.....................       8,100(10)           *
All directors and Designated
  Executive Officers
  as a group (10 persons)..............     729,559             1.4%

-----------
* Less than 1%

(1) Includes 2,216 shares which may be purchased upon the exercise of stock options which are exercisable under the Company's 1995 Stock Option Plan for Non-Employee Directors.

(2) Includes 2,216 shares which may be purchased upon the exercise of stock options which are exercisable under the Company's 1995 Stock Option Plan for Non-Employee Directors.

(3) Includes 2,036 shares which may be purchased upon the exercise of stock options which are exercisable under the Company's 1995 Stock Option Plan for Non-Employee Directors.

(4) Includes 7,200 shares of restricted stock issued to Mr. Gallagher under the Company's 1995 Stock Incentive Plan. Such stock may not be sold or transferred until the vesting requirements have been satisfied. Also includes 21,200 shares which may be purchased upon the exercise of stock options which are exercisable under the Company's 1995 Stock Incentive Plan.

(5) Includes 191,600 shares owned by The Galtney Group, Inc., a corporation in which Mr. Galtney maintains an 90% ownership position. Also includes 2,216 shares which may be purchased upon the exercise of stock options which are exercisable under the Company's 1995 Stock Option Plan for Non-Employee Directors.

(6) Includes 8,460 shares of restricted stock issued to Mr. Jacobson under the Company's 1995 Stock Incentive Plan. Such stock may not be sold or transferred until the vesting requirements have been satisfied. Also includes 23,280 shares which may be purchased upon the exercise of stock options which are exercisable under the Company's 1995 Stock Incentive Plan.

(7) Includes 1,015 shares which may be purchased upon the exercise of stock options which are exercisable under the Company's 1995 Stock Option Plan for Non-Employee Directors.

(8) Includes 10,000 shares which may be purchased upon the exercise of stock options which are exercisable under the Company's 1995 Stock Incentive Plan.

(9) Includes 4,000 shares which may be purchased upon the exercise of stock options which are exercisable under the Company's 1995 Stock Incentive Plan.

(10) Includes 2,500 shares of restricted stock issued to Ms. Melchione under the Company's 1995 Stock Incentive Plan. Such stock may not be sold or transferred until the vesting requirements have been satisfied. Also includes 5,500 shares which may be purchased upon the exercise of stock options which are exercisable under the Company's 1995 Stock Incentive Plan.

(11) Based on 50,482,326 total shares of common stock outstanding and entitled to vote as of March 23, 1998.

PRINCIPAL HOLDERS OF COMMON STOCK

      To the best of the Company's knowledge, the only beneficial owners of more than 5% of the outstanding shares of common stock of the Company as of December 31, 1997 are set forth below. This table is based on information provided in
Schedule 13Gs filed with the Securities and Exchange Commission by each of the parties listed in the table.

                                               NUMBER OF SHARES    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER          BENEFICIALLY OWNED      CLASS
----------------------------------             -----------------    ---------
Mellon Bank Corporation.......................  5,091,210(1)         10.08%
One Mellon Bank Center
Pittsburgh, Pennsylvania 15258

Morgan Stanley, Dean Witter, Discover & Co....  3,351,923(2)          6.64
1585 Broadway, 38th Floor
New York, New York 10036

Loomis, Sayles & Company, L.P.................  3,825,576(3)          7.57
One Financial Center
Boston, Massachusetts 02111

Amvescap......................................  2,775,700(4)           5.5
11 Devonshire Square
London EC2M 4 YR
England

--------
(1) Mellon Bank Corporation reports in its Schedule 13G that it has sole voting power with respect to 4,216,723 shares of common stock, shared voting power with respect to 84,800 shares of common stock, sole dispositive power with respect to 4,878,393 shares of common stock and shared dispositive power with respect to 195,817 shares of common stock.

(2) Morgan Stanley, Dean Witter, Discover & Co. reports in its Schedule 13G that it has shared voting power with respect to 3,064,830 shares of common stock and has shared dispositive power with respect to 3,351,923 shares of common stock.

(3) Loomis, Sayles & Company, L.P. reports in its Schedule 13G that it has sole voting power with respect to 1,765,210 shares of common stock, shared voting power with respect to 800 shares of common stock and shared dispositive power with respect to 3,825,576 shares of common stock.

(4) Amvescap reports in its Schedule 13G that it has shared voting power with respect to 2,775,700 shares of common stock and shared dispositive power with respect to 2,775,700 shares of common stock.

DIRECTORS' COMPENSATION

      Each member of the Board of Directors who is not otherwise affiliated with the Company as an employee and/or officer ("Non-Employee Director") was compensated in 1997 for services as a director and was also reimbursed for out-of-pocket expenses associated with each meeting attended. The annual compensation for 1997 of the Non-Employee Directors was fixed at $35,000 per year. Compensation was paid quarterly in arrears by the issuance of shares of common stock. By compensating the Non-Employee Directors with stock, it is intended to align their interests with those of the stockholders. The value of shares issued are calculated based upon the average of the highest and lowest sale prices of the Company's common stock on the last day of the calendar quarter. If no sale is reported for such date, the average prices on the next preceding day for which there is a reported sale will be used (the "Market Price"). The number of shares to be paid each quarter is equal to one-quarter of $35,000 divided by the applicable Market Price of the common stock for each quarter. If the number of shares so calculated includes a fractional share, such number is rounded down to the nearest whole number. For 1997 each of the Non-Employee Directors was issued a total of 948 shares as compensation for their services as a director in accordance with this procedure. As of January 1, 1998, the value of these shares for each Non-Employee director was $39,105 based upon the $41.25 closing price of the common stock on December 31, 1997. On February 26, 1998 the Board of Directors raised the annual compensation of Non-Employee Directors to $40,000 effective January 1, 1998.

      In addition to the payments described herein, the Company has adopted the 1995 Stock Option Plan for Non-Employee Directors (the "Directors' Plan") which is designed to maintain the Company's ability to attract and retain the services of experienced and highly qualified outside directors and to create a proprietary interest in the Company's continued success. Each of the Non-Employee Directors on the Company's Board is awarded options to purchase that number of shares of common stock equal to $50,000 divided by the fair market value of such stock as of the date they are initially appointed to the Board, with an exercise price equal to that fair market value. As defined in the Directors' Plan, the fair market value is determined by averaging the high and low trading prices of the stock on the date of the option award.

      Upon their initial appointment to the Board on March 12, 1996, Mr. Abrahams, Mr. Duffy, and Mr. Galtney were each granted options to purchase 2,216 shares of common stock at an exercise price of $22.5625. Upon his initial appointment to the Board on June 10, 1996, Mr. Dunne was granted options to purchase 2,036 shares of common stock at an exercise price of $24.5625. Upon his initial appointment to the Board on August 1, 1996, Mr. Mulderig was granted options to purchase 2,030 shares of common stock at an exercise price of $24.625.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

      The following table sets forth compensation paid or accrued for the last three fiscal years, or as otherwise indicated, with respect to the Company's Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers as of December 31, 1997 (the "Designated Executive Officers"), for services rendered by them to the Company and to its subsidiaries.

                                                SUMMARY COMPENSATION TABLE


                                                                     LONG TERM COMPENSATION
                                                            ---------------------------------------
                                     ANNUAL COMPENSATION             AWARDS               PAYOUTS
                                     -------------------   --------------------------   -----------
                                                             RESTRICTED    SECURITIES                   ALL OTHER
                                                                STOCK      UNDERLYING      LTIP       COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR  SALARY ($)  BONUS($)(1) AWARD(S)($)(2) OPTIONS (#)   PAYOUT($)(3)     ($)(4)
-------------------------    ----- ----------- ----------- -------------- -----------   -----------   ------------
Joseph V. Taranto           1997     $887,532    $717,000           --      75,000           --      $    21,971
   Chairman of the Board    1996      851,775     689,600           --      50,000           --           16,918
   and Chief Executive      1995      815,350     300,000           --         --            --       13,343,318
   Officer
Thomas J. Gallagher         1997      304,231     200,000           --      27,500           --           12,627
   President and Chief      1996      261,250     150,000           --      20,000       $85,239           9,013
   Operating Officer        1995      215,539     120,000      $238,500     43,000        69,741           7,060
Robert P. Jacobson          1997      300,577     120,000           --      17,500           --            9,656
   Senior Vice President    1996      290,500     120,000           --      14,000           --            9,672
   Chief Financial Officer  1995      276,298     100,000       280,238     51,200           --          163,967
   & Treasurer
Janet Burak Melchione       1997      161,654      60,000        97,500      7,500           --            5,538
   Senior Vice President    1996      156,125      55,000           --       7,500        59,870           5,644
   General Counsel &        1995      143,250      53,000           --      10,000        48,985           5,358
   Secretary
Stephen L. Limauro          1997      151,523      45,000           --       5,000           --            5,185
   Vice President &         1996      144,115      40,000           --       4,000           --            5,250
   Comptroller              1995      133,519      35,000           --       8,000           --            4,840

--------
(1) Represents compensation earned by the Designated Executive Officers for the years ended December 31, 1997, December 31, 1996, and December 31, 1995 pursuant to the Company's Annual Incentive Plan. In addition, the amounts shown for Mr. Taranto for 1997 and 1996 include $448,000 and $269,000, respectively, pursuant to the Chief Executive Officer's Bonus Plan.

(2) The amounts reported represent the value of the common stock underlying the restricted stock at the date of grant, without taking into account any diminution in value attributable to the restrictions on such stock. The awards of restricted stock to Messrs. Gallagher and Jacobson were made on October 6, 1995; the closing price of the common stock on that date was $19.875 per share. The award of restricted stock to Ms. Melchione was made on September 26, 1997; the closing price of the common stock on that date was $39.00 per share.

      Forty percent of the restricted shares awarded in 1995 are unrestricted two years after the date of the award in accordance with the terms of the 1995 Stock Incentive Plan. As of December 31, 1997, the aggregate number of restricted stock units remaining outstanding under the 1995 awards and the fair market value of those units based on $41.3125 as the average of the high and low trading prices on the New York Stock Exchange on that date are as follows: Mr. Gallagher held 7,200 restricted shares valued at $297,450 and Mr. Jacobson held 8,460 restricted shares valued at $349,504. Dividends are paid quarterly on these restricted shares at the same rate as dividends paid on common stock held by public stockholders. A restricted stock award vests at the rate of 20% per year for a five year period.

      Ms. Melchione was awarded 2,500 shares of restricted stock on September 26, 1997. No portion of this award was vested as of December 31, 1997. The fair market value of this award on that date was $41.3125 per share and the value of the restricted shares held by Ms. Melchione as of December 31, 1997 was $103,281.25.

(3) All amounts represent payments under The Prudential's Long-Term Compensation Plan reflecting performance over the four-year performance cycles ending on December 31, 1998, 1997 and 1996 respectively. See "Long-Term Incentive Plan--Awards in Last Fiscal Year." The payments reported for Mr. Gallagher and Ms. Melchione for 1996 were made to them in April 1997 and were reported in the 1997 Proxy Statement as 1996 compensation.

(4) For 1997, represents: (i) the following term life insurance premiums paid by the Company on behalf of the Designated Executive Officers: (a) Mr. Taranto--$639, (b) Mr. Gallagher--$639, (c) Mr. Jacobson--$639, (d) Ms. Melchione--$639 and (e) Mr. Limauro--$639; and (ii) the following employer contributions to qualified and non-qualified employee savings plans: (a) Mr. Taranto--$21,332 (b) Mr. Gallagher--$11,988 (c) Mr. Jacobson-- $9,017
      (d) Ms. Melchione--$4,899 and (e) Mr. Limauro--$4,546.

STOCK OPTION GRANTS

      The following table sets forth certain information concerning stock options granted under the Company's 1995 Stock Incentive Plan during 1997 to the Designated Executive Officers.

                                    OPTION /SAR GRANTS IN LAST FISCAL YEAR

                                                                 INDIVIDUAL GRANTS
                                    -----------------------------------------------------------------------------
                                       NUMBER OF      % OF TOTAL
                                       SECURITIES    OPTIONS/SARS
                                       UNDERLYING      GRANTED TO     EXERCISE OR                    GRANT DATE
                                      OPTIONS/SARS   EMPLOYEES IN      BASE PRICE    EXPIRATION     PRESENT VALUE
          NAME                      GRANTED (#)(1)   FISCAL YEAR(2)      ($/SH)        DATE(3)         ($)(4)
          ----                      --------------   --------------      ------        -------      -------------
Joseph V. Taranto..............        75,000            22.11%         $39.1563       9/26/07       $1,378,845
Thomas J. Gallagher............        27,500             8.11          $39.1563       9/26/07          505,577
Robert P. Jacobson.............        17,500             5.16          $39.1563       9/26/07          321,731
Janet Burak Melchione..........         7,500             2.21          $39.1563       9/26/07          137,885
Stephen L. Limauro.............         5,000             1.47          $39.1563       9/26/07           91,923

-----------
(1) Represents non-qualified stock options granted on September 26, 1997 which become exercisable in 20% installments each year commencing with the first anniversary of the grant date, as long as employment with the Company or its subsidiaries continues. These stock options were granted with an exercise price equal to 100% of the fair market value of a share of common stock on the date of grant. No SARs were granted in 1997.

(2) Based upon 339,250 non-qualified stock options granted to all employees in 1997.

(3) Exercisable options expire unless exercised within three years following termination of employment due to retirement, disability or death or within three months following termination of employment due to resignation or dismissal. As a general rule, if employment terminates because of death, retirement upon attaining age 65 or because of disability, unexercisable options become immediately exercisable until the earlier of: (a) three years after death or such termination; or (b) ten years from the date of grant.

(4) The grant date present value of each option grant is estimated as of the date of grant using the Black-Scholes option pricing model, modified to include dividends, with the following assumptions:

      (a) Expected Volatility -- The annualized standard deviation of the continuously compounded rate of return on the underlying stock, based on the closing price observations for the twelve-month period ended December 31, 1997, which was 32.86%.

      (b) Risk Free Rate of Return -- The rate available, on the date of grant, on zero-coupon U.S. government issues with a remaining term comparable to the expected life of the options as reported over the Bloomberg wire service, which was 6.10%.

      (c) Dividend Yield -- The yield calculated by dividing the estimated annualized dividend rate of the Company's common stock in the amount of $.20 per share by the weighted average fair market value of the stock on the date of grant, which resulted in an assumed dividend yield of 0.5%.

      (d) Expected Life -- The average length of time before assumed exercise reflecting vesting provisions and maximum exercise period, which was 7.5 years.

STOCK OPTION EXERCISES AND OPTION VALUES

      The following table sets forth certain information concerning the number and value of unexercised stock options at the end of 1997 held by the Designated Executive Officers. The Designated Executive Officers did not exercise any stock options during 1997.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS/SARS
                                    SHARES                OPTIONS/SARS AT FY-END (#)       AT FY-END ($)(1)
                                 ACQUIRED ON     VALUE    --------------------------  --------------------------
         NAME                    EXERCISE(#)   REALIZED($) EXERCISABLE UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
         ----                    -----------   ----------- ----------- -------------  -----------  -------------
 Joseph V. Taranto..............       0           0         10,000      115,000      $173,750      $ 856,715
 Thomas J. Gallagher............       0           0         21,200       69,300       491,975        971,008
 Robert P. Jacobson.............       0           0         23,280       59,420       551,690        986,893
 Janet Burak Melchione.........        0           0          5,500       19,500       124,312        267,796
 Stephen L. Limauro ............       0           0          4,000       13,000        92,500        184,281

----------
(1) Based on the year-end fair market value of common stock of $41.3125 which is calculated by averaging the high and low trading prices on December 31, 1997 on the New York Stock Exchange. The value of the options is computed by subtracting the exercise prices of the options from their fair market values and multiplying the difference by the number of shares underlying the options at the applicable exercise prices.

LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR

      Prior to the initial public offering of the Company in October 1995 (the "Offering") by its ultimate parent, The Prudential Insurance Company of America ("The Prudential"), the Company's operating subsidiary, Everest Re, had participated in The Prudential's Long-Term Compensation Plan ("LTCP"). Awards were made pursuant to the LTCP, based on the performance of The Prudential over a four-year performance cycle. During the last year of each four-year cycle, a target value was assigned to each participant, based on the personal compensation limits of each participant. At the end of that four-year cycle, the target value was adjusted, and payment was made to the employee based on an evaluation of The Prudential's performance over those four years.

      As of December 31, 1993, The Prudential changed the basis of its long-term compensation awards to a Performance Share Appreciation Plan and began to run off the LTCP. Everest Re chose to remain with the LTCP. Upon consummation of the Offering, employees of Everest Re no longer participated in the LTCP as to future performance, but payouts with respect to the four-year LTCP cycles that would have otherwise ended on each of

December 31, 1995, 1996, 1997 and 1998 were to be made to each participant on the following basis: target values for each four-year cycle were frozen at 1995 levels and payouts will be equal to a percentage of the target amount multiplied by the portion of the four-year LTCP cycle completed as of the date of the consummation of the Offering and a performance factor. A total of 45% of such amount was paid on April 1, 1996 and 55% of such amount was paid on April 11,1997. Payments made under the LTCP to the Designated Executive Officers in 1996 and 1997 are set forth in the Summary Compensation Table above. These were the final payments made under the LTCP and no future payments will be made.

COMPENSATION COMMITTEE REPORT

      This report was prepared by the  Compensation  Committee of the  Company's
Board of Directors (the "Compensation Committee"). The Compensation Committee advises management and exercises authority with respect to compensation and benefits afforded officers at or above the Senior Vice President level, the Company's Comptroller, Treasurer and Secretary and the Designated Executive
Officers, including the CEO. The Committee oversees all of the Company's broad-based compensation and benefit programs. The current members of the Compensation Committee are Mr. Abrahams and Mr. Duffy.

   I. EXECUTIVE COMPENSATION POLICY

      OVERVIEW. The Company's executive compensation program in 1997 was designed to attract, retain, and motivate highly talented individuals whose abilities are critical to the success of the Company. Compensation policies that attract personnel of this caliber are particularly important for a relatively new public entity like the Company. The Company's compensation program is guided by the following fundamental principles:

    o Compensation of executive officers is based on the level of job responsibility, the performance of the Company, and the performance of the individual.

    o    Total   compensation   levels  are  designed  to  be  competitive  with
         compensation paid by organizations of similar stature.

    o Compensation should align the interests of the executive officers with those of the Company's stockholders by basing a significant part of total compensation on the long-term performance of the Company's common stock.

      The Company's executive compensation program in 1997 achieved the objectives described above and was a significant factor in attaining a high level of corporate performance and increased shareholder value throughout the year. In establishing executive compensation, the various components of compensation are considered collectively in order to properly assess the appropriateness of the Company's program relative to the attainment of its objectives. The Company's executive compensation program consists of two key elements: (i) an annual component, i.e., base salary and annual bonus and (ii) a long-term component, i.e., stock options, stock appreciation rights, restricted stock and stock awards.

      The Compensation Committee reviewed a variety of factors of historical and projected Company performance in determining executive compensation. In the course of this review, the Compensation Committee considered the Company's long-term compensation goals, the Company's financial performance, and the compensation practices of other reinsurers through a review of publicly-available information. In reviewing these factors, the Compensation Committee was able to assess the overall performance of the Company and its prospects for the future to establish an acceptable range for executive compensation.

   II. COMPONENTS OF EXECUTIVE COMPENSATION

    A. ANNUAL COMPENSATION

      In 1997, annual compensation for executive officers of the Company consisted of two components - base salary and a cash payment under the Company's Annual Incentive Plan. For Mr. Taranto it also included a third component - the Chief Executive Officer's Bonus Plan. The base salary for Mr. Taranto was subject to the terms of his employment agreement (See "Employment Agreement" below). The base salaries for the other Designated Executive Officers were determined by the Compensation Committee based on each executive officer's performance and, as previously discussed, the Company's performance and the range of compensation of executive officers with similar responsibilities in comparable companies.

      Annual bonuses paid to executive officers under the Annual Incentive Plan are a significant element of the executive compensation program. Since January 1, 1994, eligible employees of the Company have participated in the Annual Incentive Plan. Under the Annual Incentive Plan, the Company may make a cash payment to participants each year, based on the performance of the Company, the performance of participant's subsidiary or department and/or the participant's individual performance in the preceding year. The Annual Incentive Plan is designed to reward participants for the achievement and success of general corporate goals and to recognize and reward their individual performances in achieving such goals, as well as to compensate them on the basis of the Company's financial results.

      Under the Annual Incentive Plan, each executive officer is assigned an award ("Par Award") based on the executive officer's responsibilities, position, performance, potential contribution and other relevant criteria. The Par Award is a percentage of the executive officer's salary. Yearly goals ("Performance Goals") are set to measure the performance of the Company, business units, subsidiaries, departments and/or individuals and, to the extent Performance Goals are met, cash bonus payments are made to executive officers ranging from 0 to 200 percent of the executive officer's Par Award. The determination of individual Performance Goals and the extent to which such Performance Goals are met is subjective in nature and is influenced by the Compensation Committee's perception of the importance of the various corporate and individual goals to the overall success of the Company.

      The Compensation Committee is responsible for determinations regarding Performance Goals and Par Awards for officers at the Senior Vice President level and above, except to the extent a Par Award may be based on the terms of an individual employment agreement. (See "Employment Agreement" below). All other determinations for employees below the Senior Vice President level are made by the appropriate officers and employees of Everest Re, subject to the approval of the Compensation Committee. Payments made in 1998 for the 1997 bonus year were based on corporate performance above par, and on the significance of the individual executive officer's contribution toward attaining that result. To evaluate corporate performance, the Compensation Committee considered the following factors related to the Company's 1997 financial results: after-tax operating income, return on equity and earnings growth. The Committee then reviewed the publicly available information on the compensation of executive officers of competitors to arrive at total compensation for each of the Designated Executive Officers that it believes is appropriate to the Company's performance and their individual contributions.

    B. LONG-TERM COMPENSATION

      In 1997, two forms of long-term incentives were used for executive officers--awards under the 1995 Stock Incentive Plan and awards under the LTCP. These incentives are to reinforce management's long-term perspective on corporate performance and provide an incentive for key executives to remain with the Company for the long-term.

      1995 STOCK INCENTIVE PLAN. Awards under the 1995 Stock Incentive Plan are a significant element of the Company's executive compensation program.
Compensation derived from stock ownership provides a strong incentive to increase shareholder value, since the value of this compensation is determined by changes in the price of the Company's common stock over the term of each award. Awards under the 1995 Stock Incentive Plan may take the form of stock options, stock appreciation rights, restricted stock or stock awards. Stock options, the principal form of long-term incentive compensation under the 1995 Stock Incentive Plan, encourage retention because they carry a five-year vesting period and, if not exercised, are generally forfeited if the employee leaves the Company before retirement. In addition, stock options, granted at the fair market value on the date of grant and with terms not to exceed 10 years, are designed to keep management and professional employees oriented to growth over the long-term and not simply to short-term profits. Awards are granted subjectively at the discretion of the Compensation Committee based on a variety of factors, including a recipient's demonstrated past and expected future performances, as well as a recipient's level of responsibility with the Company and his or her ability to affect shareholder value.

      Since the institution of the 1995 Stock Incentive Plan, the Committee has granted employees 1,072,350 options to purchase shares of the Company's common stock. Awards granted to the Company's Designated Executive Officers during 1997 are summarized under the captions "Options/SARs Grants in Last Fiscal Year" and "Summary Compensation Table" above. When granting these awards, the Compensation Committee took into account prior grants to these individuals under the 1995 Stock Incentive Plan and determined that the 1997 grants were appropriate and in the best interests of the Company.

      LONG-TERM COMPENSATION PLAN. Prior to the Offering, Everest Re participated in The Prudential's LTCP whereby awards were made to employees pursuant to the LTCP based on the performance of The Prudential over a four-year performance cycle. Upon the consummation of the Offering, employees of Everest Re no longer participated in the LTCP but participants continue to remain eligible for payouts from the Company with respect to the four-year performance cycles ending on each of December 31, 1995, 1996, 1997, 1998. (See "Long-Term Incentive Plan--Awards in Last Fiscal Year" for a more detailed discussion of the LTCP.) The payouts to the Company's Designated Executive Officers were completed with payments made in April 1997 as reported in the 1997 Proxy Statement and are summarized under the caption "Summary Compensation Table" above.

      The Company does not have a new long-term cash bonus plan in effect. The Company currently intends to rely on the 1995 Stock Incentive Plan as the sole means of long-term compensation believing compensation in the form of stock ownership increases long-term value for the stockholders while compensating individual employees for superior performance.

   III. DEDUCTIBILITY CAP ON EXECUTIVE COMPENSATION

      Section 162(m) of the Internal Revenue Code ("Section 162(m)") disallows, subject to limited exceptions, a corporate tax deduction for certain compensation paid in excess of $1 million annually to each of the chief executive officer and the four other most highly paid executive officers of publicly-held companies. The Treasury Regulations under Section 162(m) provide, for a limited period of time following a Company's initial public offering, an exception to the $1 million cap for any plan which is in existence during a period when a corporation was not publicly-held if the terms of such plan are disclosed in the offering materials issued in connection with the initial public offering of such corporation. The Company believes that its incentive compensation plans and employment agreements which were disclosed in the Company's prospectus in connection with the Offering, qualify for this exception to the rules governing the $1 million cap so that the plans and agreements will not be subject to limitation under such rules. The Company believes that, for 1997, the Company will not be denied a deduction with respect to any amount of compensation paid to any executive officer.

   IV. CHIEF EXECUTIVE OFFICER COMPENSATION

      In 1997, Mr. Taranto's compensation was based on the terms of his Employment Agreement with the Company and Everest Re (see "Employment Agreement" below) and consisted of base salary and awards under the 1995

Stock Incentive Plan. The Compensation Committee also approved a $448,000 cash payment under the Annual Incentive Plan for fiscal 1997 based upon the Compensation Committee's subjective determination of Mr. Taranto's significant contribution to the Company's performance. (See "Summary Compensation Table" above). In addition, it awarded him a cash payment of $269,000 under the Chief Executive Officer's Bonus Plan ("CEO Bonus Plan"). The CEO Bonus Plan was established by the Compensation Committee on February 24, 1997 in order to retain and motivate the Chief Executive Officer, whose contributions are critical to the success of the Company.

      Factors considered by the Committee when determining whether an award under this Plan is appropriate include the effect on the Company and the stockholders of changes in share price, changes in ratings by rating agencies, acquisitions, Company restructurings and other significant corporate events. In making this award under the CEO Bonus Plan for 1997, the Committee noted that during 1997, the Company's share price had risen by over 43% and that Everest Re's A.M. Best rating had been upgraded.

      In accordance with Mr. Taranto's Employment Agreement and the 1995 Stock Incentive Plan, in 1997 Mr. Taranto was awarded 75,000 options for the purchase of common stock under the 1995 Stock Incentive Plan. (See "Summary Compensation Table" and "Options/SARs Grants in Last Fiscal Year" above). When considering the size of this grant, the Compensation Committee took into account prior awards made to Mr. Taranto under the Employment Agreement and the 1995 Stock Incentive Plan and determined the 1997 award to be appropriate and in the best interests of the Company. Through ownership of the options, the CEO's interests will be aligned with the interests of the stockholders because the value of this award will be dependent upon the value of the Company's common stock.


                  Kenneth J. Duffy                     Martin Abrahams

PERFORMANCE GRAPH

      The following Performance Graph compares cumulative total shareholder returns on the Company's common stock (assuming reinvestment of dividends) from October 3, 1995 (when the Company's stock was first listed on the New York Stock Exchange) through December 31, 1997, with the cumulative total return of the Standard & Poor's 500 Index and a peer group consisting of Chartwell Re Corporation, General Re Corporation, NacRe Corp., Risk Capital Holdings, Inc., Transatlantic Holdings, Inc. and Trenwick Group, Inc. (the "Peer Group"). The peer group compiled for the Performance Graph in last year's Proxy Statement included Zurich Reinsurance Centre Holdings which ceased public trading during 1997.




                 COMPARISON OF 15 MONTH CUMULATIVE TOTAL RETURN*
            AMONG EVEREST REINSURANCE HOLDINGS, INC., THE S & P INDEX
                                AND A PEER GROUP


      [The following table represents a line graph in the printed report.]


              Everest Reinsurance Holdings, Inc.     Peer Group      S&P 500
              ----------------------------------     ----------      -------
10/3/95                      100                        100            100
12/95                        119                        104            106
12/96                        147                        107            131
12/97                        213                        143            174


* $100 INVESTED ON 10/03/95 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

RETIREMENT PLAN

      The executive officers of the Company participate in the Everest Reinsurance Company Retirement Plan (the "Retirement Plan") and will participate in the future Supplemental Retirement Plan (the "Supplemental Plan"), both of which are defined benefit pension plans. The Retirement Plan is a tax-qualified plan that determines benefits under a formula that takes into account a participant's years of continuous service and final average earnings with Everest Re and certain affiliates, including during the period of affiliation with The Prudential. The Supplemental Plan, which is in the process of being established, will be a non-qualified plan that provides benefits that would otherwise be provided under the Retirement Plan formula but for the application of certain limitations on tax-qualified benefits under the Internal Revenue Code. The Retirement Plan is, and the Supplemental Plan will be, similar to the tax-qualified and supplemental pension plans of The Prudential in which the executive officers and other employees of the Company and Everest Re participated prior to the Offering. The following table shows the estimated annual pension benefits payable at normal retirement age to a participant under the Retirement Plan and the Supplemental Plan who attains the earnings and service classifications indicated under the plans:


                                                              YEARS OF CONTINUOUS SERVICE
                                     ----------------------------------------------------------------------------
FINAL AVERAGE EARNINGS                   5           10            15          20            25           35
----------------------               ---------    ---------     ---------   ---------     ---------    ---------
         $150,000.................    $ 13,988     $ 27,977     $ 41,965     $ 55,953      $ 69,942     $ 84,164
          200,000.................      18,988       37,977       56,965       75,953        94,942      114,164
          250,000.................      23,988       47,977       71,965       95,953       119,942      144,164
          300,000.................      28,988       57,977       86,965      115,953       144,942      174,164
          350,000.................      33,988       67,977      101,965      135,953       169,942      204,164
          400,000.................      38,988       77,977      116,965      155,953       194,942      234,164
          450,000.................      43,988       87,977      131,965      175,953       219,942      264,164
          500,000.................      48,988       97,977      146,965      195,953       244,942      294,164
          750,000.................      73,988      147,977      221,965      295,953       369,942      444,164
        1,000,000.................      98,988      197,977      296,965      395,953       494,942      594,164
        1,250,000.................     123,988      247,977      371,965      495,953       619,942      744,164

      Benefits shown in the table above are computed as a single-life annuity and reflect a reduction to recognize in part Everest Re's cost of social security benefits. A participant's "final average earnings" under the Retirement Plan will be his or her average annual "earnings" under the plan during the 72 consecutive months of continuous service in which the participant received the greatest amount of earnings out of the final 120 months of continuous service. For this purpose, "earnings" generally includes the participant's base salary, cash bonus payments under the Chief Executive Officer's Bonus Plan and, for participants who held positions equivalent to or senior to that of department vice president, when that position existed, cash payments under the Company's Annual Incentive Plan up to a maximum of 50% of salary or $275,000, whichever is greater. However, "earnings" does not include any other compensation set forth in the Summary Compensation Table. Final average earnings and earnings will be determined under the Supplemental Plan in the same manner as under the Retirement Plan, except that a participant's earnings are not subject to the limitations under the Internal Revenue Code. "Continuous service" under the Retirement Plan and Supplemental Plan will be the number of years and months worked for Everest Re and certain affiliates, including during the period of affiliation with The Prudential.

      The years of continuous service for Mr. Taranto, Mr. Jacobson, Mr. Gallagher, Ms. Melchione and Mr. Limauro to be taken into account under the Retirement Plan and Supplemental Plan (rounded to the nearest year), as of April 1, 1998, are 3, 4, 23, 18, and 25, respectively. Final average earnings for Mr. Taranto, Mr. Gallagher, Mr. Jacobson, Ms. Melchione and Mr. Limauro to be taken into account as of April 1, 1998 are $958,313, $349,015, $385,630, $203,063 and
$133,483, respectively. Final average earnings for Mr. Taranto do not include the "Additional Compensation" amounts payable under the terms of his Employment Agreement with the Company (see "Employment Agreement" below).

EMPLOYMENT AGREEMENT

      The Company entered into an Employment Agreement with Mr. Taranto, dated as of October 11, 1994 (the "Hiring Date"). The Employment Agreement expires on December 31, 1999, unless sooner terminated in accordance with its terms. The Employment Agreement provides for an annual base salary (the "Base Salary") of $500,000, plus additional cash compensation (the "Additional Compensation") of $25,000 per month (which is not included in Mr. Taranto's salary for purposes of computing Mr. Taranto's bonus under the Annual Incentive Plan established by the Company). Each of the Base Salary and the Additional Compensation shall be subject to annual increases of no less than four percent nor greater than eight percent. Effective March 30, 1998, Mr. Taranto's Base Salary was increased to $582,600 and his Additional Compensation was increased to $29,151 per month. Mr. Taranto is eligible to participate in the Annual Incentive Plan with a maximum bonus equal to 80% of his Base Salary. In addition, Mr. Taranto is eligible for an award under the Chief Executive Officer's Bonus Plan upon consideration by the Compensation Committee of certain factors related to Company performance. (See "Compensation Committee Report--Chief Executive Officer Compensation").

      If the Company terminates Mr. Taranto's employment for "due cause" or Mr. Taranto voluntarily terminates his employment other than for "good reason" (as defined in the Employment Agreement), Mr. Taranto will be entitled to his Base Salary and any Additional Compensation due him through the date of termination. If the Company terminates Mr. Taranto's employment other than for due cause, or if Mr. Taranto voluntarily terminates his employment for good reason, the Company will be obligated to pay Mr. Taranto, in addition to all Base Salary and Additional Compensation accrued through the date of termination, (i) the aggregate amount of Base Salary and Additional Compensation, at the rate then in effect, from the date of termination through December 31, 1999, and (ii) aggregate bonus amounts for the period from the date of termination to December 31, 1999, calculated as 40% of Base Salary at the date of termination.

      For purposes of the Employment Agreement, "due cause" means repeated gross negligence in the performance of, or failure to perform, Mr. Taranto's obligations under the Employment Agreement, serious willful misconduct, continued abuse of alcohol or drugs after counseling, conviction of any felony or crime of moral turpitude or a material breach in trust committed in willful or reckless disregard of the interests of the Company or for personal gain. As defined in the Employment Agreement "good reason" shall mean the assignment to Mr. Taranto of duties materially inconsistent with his position as Chief Executive Officer of the Company, a material adverse change in the nature or status of Mr. Taranto's position or responsibilities, a reduction by the Company of Mr. Taranto's Base Salary or Additional Compensation or a material breach of the Employment Agreement by the Company.

SECTION 16 COMPLIANCE MATTERS

      All the directors and executive officers of the Company subject to Section 16 of the Securities Exchange Act of 1934 filed all required reports during or in respect of 1997 in a timely manner except that the Form 5 for Mr. Gallagher in respect of 1997 was filed after the due date for that Form. That Form was subsequently filed and reports an exempt disposition of stock to the Company for the payment of withholding taxes incurred by Mr. Gallagher as a result of the vesting of a restricted stock award under the 1995 Stock Incentive Plan.

CERTAIN TRANSACTIONS WITH DIRECTORS

      Two  of the  Company's  operating  subsidiaries,  Everest  Re and  Everest
National, have entered into a number of business transactions with Healthcare Risk Management Services, Inc. ("Healthcare"), Western Litigation Specialists, Inc. ("WLS"), Workcare, Inc., ("Workcare") and Workcare Southeast, Inc. ("Workcare Southeast"). These are companies in which Mr. Galtney, a member of the Company's Board of Directors, maintains an ultimate ownership and controlling position. Everest Re also entered into a number of reinsurance agreements with Western Indemnity Insurance Company ("Western Indemnity"), in which Mr. Galtney maintained a controlling interest until December 1, 1997. In 1997, as a result of these transactions, Everest Re paid to these companies (or incurred during 1997) a total of $301,794 for various reinsurance intermediary brokerage commissions and ceding commissions and for claims services associated with the run off of certain Everest Re medical malpractice liabilities. In addition, a $75,000 brokerage fee was paid to Healthcare in January 1998. In 1997, Everest Re received a total of
$1,996,125 in premiums paid or payable from Western Indemnity under six facultative reinsurance certificates. In 1997, Everest Re also received $683,191 from Western Indemnity for paid losses under a reinsurance agreement and pursuant to which there are $70,030 of incurred losses that are payable in 1998. In 1997, Everest National paid or incurred commissions to Workcare of $985,383 for services provided by Workcare as a program administrator under Everest National's Texas, Illinois and Indiana Workers Compensation Program (the "Texas Program"). Payments made to Workcare in 1997 totaled $1,083,284 (which includes amounts that were incurred in 1996). It is expected that payments of $546,175 under the Texas Program will be made in 1998. It is expected that in 1998 the Texas Program will result in commission payments to Workcare of approximately $2,500,000. In 1997, Workcare Southeast served as the program administrator of Everest Re's Alabama Workers Compensation Program (the "Alabama Program"). In 1997, Everest Re incurred commissions to Workers Southeast of $910,243 under that program of which $288,366 was paid in 1997 and of which $621,877 is expected to be paid in 1998 . It is anticipated that the commissions incurred by Everest Re to Workcare Southeast under the Alabama Program will be approximately $3,200,000 in 1998.

                         MISCELLANEOUS--GENERAL MATTERS

OTHER MATTERS

      It is not anticipated that there will be presented to the meeting any business other than as set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

      To be considered for inclusion in the Company's Proxy Statement relating to the 1999 Annual Meeting of Stockholders, a stockholder proposal must be received by the Company Secretary in proper form at the Company's principal executive office no later than December 11, 1998.

PROXY SOLICITATIONS

      The expense of proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or facsimile by directors or officers who are employees of the Company and its subsidiaries without additional compensation. In addition, Corporate Investor Communications, Inc. will provide solicitation services to the Company for a fee of approximately $3,500 plus out-of-pocket expenses. The firm will solicit proxies by personal interview, telephone, telegraph and mail. The Company will, on request, reimburse stockholders of record who are brokers, dealers, banks or voting trustees, or their nominees, for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.

TRANSFER AGENT AND REGISTRAR

      The Company has appointed First Chicago Trust Company of New York to serve as transfer agent, registrar and dividend paying agent for the Company's common stock. Correspondence relating to any stock accounts or dividends should be addressed to:

           First Chicago Trust Company of New York
           P.O. Box 2500
           Jersey City, NJ 07303-2500
           (201) 324-0498

      All transfers of certificates of the Company's common stock should also be mailed to the above address.

INDEPENDENT PUBLIC ACCOUNTANTS

      The accounting firm of Deloitte & Touche LLP were the Company's auditors until August 6, 1996 at which time, with the approval of the Audit Committee, they were dismissed by the Company and replaced by the accounting firm of Coopers & Lybrand L.L.P. As described in a Form 8-K filed with the Securities and Exchange Commission on August 8, 1996, the reports on the Company's financial statements for the fiscal years ended December 31, 1995 and December 31, 1994 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The dismissal of Deloitte & Touche LLP did not result from any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make reference to the subject matter of the disagreement in their reports. Also, there were no reportable events of the nature described in Regulation S-K, Item 304 (a)(1)(v) during the Company's two most recent fiscal years through August 6, 1996.

      Representatives of Coopers & Lybrand L.L.P. will be present at the 1998 Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions of stockholders.


                                    By Order of the Board of Directors
                                    Janet Burak Melchione
                                    Secretary

April 10, 1998

--------------------------------------------------------------------------------
                                                                            6287
/X/   Please mark your
      votes as in this
      example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING ITEMS:


1. Election of     FOR all nominees         WITHHOLD
   Directors       listed (except as      AUTHORITY to vote
                     marked to the         for all nominees
                        contrary)              listed

                          / /                     / /

   K.J. Duffy, J.V. Taranto

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

--------------------------------------------------------------------------------

In their discretion, upon such other matters as may properly come before the meeting, all in accordance with the accompanying Notice and Proxy Statement, receipt of which is acknowledged.


IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEM 1.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SIGNATURE(S)____________________________________________DATE____________________

Sign exactly as name appears hereon. When signing in a representative capacity, please give full title.

--------------------------------------------------------------------------------

                       EVEREST REINSURANCE HOLDINGS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J.V. Taranto, R.P. Jacobson, and J.B. Melchione, and each of them, as proxies of the undersigned, each with full power to act without the others and with full power of substitution, to vote all the shares of Common Stock of EVEREST REINSURANCE HOLDINGS, INC. held in the name of the undersigned at the close of business on March 23, 1998, at the Annual Meeting of Stockholders to be held on May 19, 1998, at 11:00 a.m. (local time), and at any adjournment thereof, with all the powers the undersigned would have if personally present, as follows:

                            (Continued on other side)